Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  January 29, 2025

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS 2024 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) and its banking subsidiary, The Fidelity Deposit and Discount Bank ("the Company"), announced its unaudited, consolidated financial results for the three and twelve month periods ended December 31, 2024.

Unaudited Financial Information

Net income recorded for the year ended December 31, 2024 was $20.8 million, or $3.60 diluted earnings per share, compared to $18.2 million, or $3.19 diluted earnings per share, for the year ended December 31, 2023.  The $2.6 million, or 14% increase in net income resulted primarily from the $7.6 million increase in non-interest income for 2024 compared to 2023. During 2023, the Company sold available-for-sale securities resulting in a $6.5 million loss, $5.1 million net of tax, which was the primary reason for the change in non-interest income. This was partially offset by the $3.7 million increase in non-interest expense.

Net income for the quarter ended December 31, 2024 was $5.8 million, or $1.01 diluted earnings per share, compared to $0.5 million, or $0.08 diluted earnings per share, for the quarter ended December 31, 2023. The $5.3 million increase in net income stemmed from a $6.5 million loss, $5.1 million net of tax, on the sale of securities which lowered non-interest income for the fourth quarter of 2023. This is coupled with a $1.5 million increase in net interest income to $16.4 million in the fourth quarter of 2024, compared to $14.9 million in the same quarter of 2023. These increases are offset by a $1.6 million increase in non-interest expense.

“We are pleased to post solid performance in Q4, attributable to the execution of our strategic initiatives and improvement in our net interest margin,” said Dan Santaniello, President and CEO. “Strong deposit and lending growth, along with positive balance sheet trends and credit metrics contributed to the achievement of year end asset balances of $2.6 billion and $20.8 million in net income. I would like to thank our bankers for their efforts and dedication in continuing to serve our clients, our shareholders and our communities well, positioning us for a strong 2025.”

Consolidated Year-To-Date Operating Results Overview

Net interest income was $61.9 million for the year ended December 31, 2024 compared to $62.1 million for the year ended December 31, 2023.  The $0.2 million, or less than 1%, decline was the result of interest expense growing faster than interest income. On the asset side, the loan portfolio caused interest income growth by producing $12.6 million more in interest income primarily from an increase of 45 basis points in the fully-taxable equivalent ("FTE") loan yields on $106.1 million in higher average balances.  On the funding side, total interest expense increased by $13.4 million due to an increase in interest expense paid on deposits of $14.2 million from a 72 basis point higher rate paid on a $111.0 million larger average balance of interest-bearing deposits, partially offset by a decrease in interest expense on borrowings of $0.8 million for the twelve months ended December 31, 2024 compared to the same period in 2023.

The overall cost of interest-bearing liabilities was 2.60% for the twelve months ended December 31, 2024 compared to 1.93% for the twelve months ended December 31, 2023.  The cost of funds increased 55 basis points to 1.99% for the twelve months ended December 31, 2024 from 1.44% for the same period of 2023. The FTE yield on interest-earning assets was 4.62% for the year ended December 31, 2024, an increase of 44 basis points from the 4.18% for the same period of 2023.  The Company’s FTE (non-GAAP measurement) net interest spread was 2.02% for the twelve months ended December 31, 2024, a decrease of 23 basis points from the 2.25% recorded for the same period of 2023.  FTE net interest margin decreased by 9 basis points to 2.72% for the twelve months ended December 31, 2024 from 2.81% for the same 2023 period due to the increase of 67 basis points in rates paid on interest-bearing liabilities growing at a faster pace than the increase of 44 basis points in yields on interest-earning assets.

For the year ended December 31, 2024, the provision for credit losses on loans was $1.3 million and the provision for credit losses on unfunded commitments was $0.1 million, compared to a $1.5 million provision for credit losses on loans and a $0.2 million net benefit for the provision for unfunded commitments for the year ended December 31, 2023. For the year ended December 31, 2024, the decrease in the provision for credit losses on loans compared to the prior year period was due to lower net charge-offs coupled with improved economic forecast assumptions. For the year ended December 31, 2024, the increase in the provision for credit losses on unfunded commitments compared to the prior period was due to growth in unfunded commitments, specifically in commercial construction commitments.

Total non-interest income for the year ended December 31, 2024 was $19.0 million, an increase of $7.6 million, or 67%, from $11.4 million for the year ended December 31, 2023. The primary driver of the large increase was a $6.5 million loss recognized on the sale of securities during 2023. The remaining $1.1 million increase resulted from increases of $0.6 million in additional trust fiduciary fees, $0.3 million in additional service charges on loans, $0.2 million more in debit card interchange fees and $0.1 million higher fees from financial services.  Partially offsetting these increases, the Company received $0.3 million in recoveries from acquired charged-off loans during 2023. Additionally, the Company experienced a decrease of $0.2 million in fees from commercial loans with interest rate hedges compared to 2023.

Non-interest expenses increased to $55.5 million for the year ended December 31, 2024, an increase of $3.6 million, or 7%, from $51.9 million for the year ended December 31, 2023. Salaries and benefits expense increased $3.2 million due to an increase in employees and incentive-based compensation throughout the year ended December 31, 2024. There were additional increases throughout the period in professional fees of $0.6 million, and PA shares tax of $0.3 million. The increases were partially offset by $0.5 million less in fraud losses and $0.3 million less advertising and marketing expenses.

The provision for income taxes increased $1.0 million during 2024 compared to 2023 due to $3.6 million higher income before taxes.

Consolidated Fourth Quarter Operating Results Overview

Net interest income was $16.4 million for the fourth quarter of 2024, a 10% increase over the $14.9 million earned for the fourth quarter of 2023. The $1.5 million increase in net interest income resulted from the increase of $3.2 million in interest income primarily due to a $131.7 million increase in the average balance of interest-earning assets and a 32 basis point increase in the FTE yield. The loan portfolio had the biggest impact, producing a $3.2 million increase in interest income from $132.1 million in higher quarterly average balances and an increase of 37 basis points in the FTE loan yield. Slightly offsetting the higher interest income is a $1.7 million increase in interest expense due to a 24 basis point increase in the rates paid on interest-bearing liabilities coupled with a $152.4 million quarter-over-quarter increase in average interest-bearing deposit balances. The largest contributor to the increase in interest expense was due to growth in average balances and a 31 basis point increase in the rates paid on interest-bearing deposits.

The overall cost of interest-bearing liabilities was 2.60% for the fourth quarter of 2024, an increase of 24 basis points from the 2.36% paid for the fourth quarter of 2023. The cost of funds increased 21 basis points to 2.00% for the fourth quarter of 2024 from 1.79% for the fourth quarter of 2023. The Company’s FTE (non-GAAP measurement) net interest spread was 2.08% for the fourth quarter of 2024, up 8 basis points from the 2.00% recorded for the fourth quarter of 2023.  FTE net interest margin increased by 12 basis points to 2.78% for the three months ended December 31, 2024 from 2.66% for the same 2023 period due to the increase of 32 basis points in the yields on interest-earning assets growing slightly faster than increase of 24 basis points in rates paid on interest-bearing liabilities.

For the three months ended December 31, 2024, the provision for credit losses on loans was $0.2 million partially offset by a $0.1 million net benefit in the provision for unfunded commitments, compared to a $0.1 million provision for credit losses on loans and a $0.1 million net benefit in the provision for credit losses on unfunded loan commitments for the three months ended December 31, 2023. For the three months ended December 31, 2024, the increase in the provision for credit losses on loans compared to the prior year period was due to higher net charge-offs compared to the same period of 2023. For the three months ended December 31, 2024, the $0.1 million net benefit for credit losses on unfunded commitments, which was unchanged from the prior year period, was due to a reduction in unfunded commitments as funds were advanced during the quarter.

Total non-interest income increased $6.8 million to $4.8 million in the fourth quarter of 2024 compared to the same period of 2023 primarily due to the $6.5 million loss recognized on the sale of securities during the fourth quarter of 2023. Additionally, the Company experienced an increase of $0.2 million in trust fiduciary activities revenue.

Non-interest expenses increased $1.6 million, or 12%, for the fourth quarter of 2024 to $14.4 million from $12.8 million for the same quarter of 2023. The increase in non-interest expenses was primarily due to $1.2 million increase in salaries and benefits expense from higher salaries related to new hires and banker incentives. There were also increases in professional services of $0.3 million, data center services of $0.1 million, and PA shares tax of $0.1 million.

The provision for income taxes increased $1.2 million during the fourth quarter of 2024 primarily due to the higher level of operating income compared to the fourth quarter of 2023.

Consolidated Balance Sheet & Asset Quality Overview

The Company’s total assets grew to $2.6 billion as of December 31, 2024, an increase of $81.5 million from December 31, 2023. The increase resulted from $114.3 million in growth in the loans and leases portfolio during the twelve months ended December 31, 2024. Asset growth was offset by a decline in cash and cash equivalents by $28.6 million and a decrease in the investment portfolio by $11.1 million. The decline in the investment portfolio was primarily due to $22.0 million in paydowns partially offset by a $15.4 million in purchases within the available-for-sale securities portfolio. As of December 31, 2024, the market value of held-to-maturity securities decreased by $2.6 million compared to December 31, 2023, bringing the portfolio down to a $31.2 million unrealized loss position.

During the same time period, total liabilities increased $67.0 million, or 3%. Deposit growth of $182.4 million was utilized to fund loan growth and pay-off of short-term borrowings as of December 31, 2024. The Company experienced an increase of $110.4 million in money market deposits and an increase of $125.9 million in time deposits due to promotional rates offered as a result of market competition. The growth in these products was partially offset by a decrease of $53.9 million in checking and savings account balances as of December 31, 2024. This decrease resulted primarily from declines experienced in average balances per checking and saving account, even though the number of accounts in each product grew throughout 2024. Also as of December 31, 2024, checking deposit balances remained at more than half of total deposits. As of December 31, 2024, the ratio of insured and collateralized deposits to total deposits was approximately 76%.

Shareholders’ equity increased $14.5 million, or 8%, to $204.0 million at December 31, 2024 from $189.5 million at December 31, 2023. The increase was caused by $11.9 million higher retained earnings from net income of $20.8 million plus a $0.9 million, after tax, improvement in accumulated other comprehensive income from lower net unrealized losses recorded on available-for-sale securities, partially offset by $8.9 million in cash dividends paid to shareholders. An additional $1.7 million was recorded from the issuance of common stock under the Company’s stock plans and stock-based compensation expense. At December 31, 2024, there were no credit losses on available-for-sale and held-to-maturity debt securities.  Accumulated other comprehensive income (loss) is excluded from regulatory capital ratios. The Company remains well capitalized with Tier 1 capital at 9.22% of total average assets as of December 31, 2024.  Total risk-based capital was 14.78% of risk-weighted assets and Tier 1 risk-based capital was 13.60% of risk-weighted assets as of December 31, 2024.  Tangible book value per share was $31.98 at December 31, 2024 compared to $29.57 at December 31, 2023.  Tangible common equity was 7.16% of total assets at December 31, 2024 compared to 6.79% at December 31, 2023.

Asset Quality

Total non-performing assets were $7.8 million, or 0.30% of total assets at December 31, 2024, compared to $3.3 million, or 0.13% of total assets at December 31, 2023. Past due and non-accrual loans to total loans were 0.71% at December 31, 2024 compared to 0.46% at December 31, 2023. Net charge-offs to average total loans were 0.03% at December 31, 2024 compared to 0.04% at December 31, 2023.

About Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisor to the clients served by The Fidelity Deposit and Discount Bank (“Fidelity Bank”).  Fidelity Bank continues its mission of exceeding client expectations through a unique banking experience. It operates 21 full-service offices throughout Lackawanna, Luzerne, Lehigh and Northampton Counties and a Fidelity Bank Wealth Management Office in Schuylkill County. Fidelity Bank provides a digital banking experience online at www.bankatfidelity.com, through the Fidelity Mobile Banking app, and in the Client Care Center at 1-800-388-4380. Additionally, the Bank offers full-service Wealth Management & Brokerage Services, a Mortgage Center, and a full suite of personal and commercial banking products and services. Part of the Company’s vision is to serve as the best bank for the community, which was accomplished by having provided over 5,960 hours of volunteer time and over $1.3 million in donations to non-profit organizations directly within the markets served throughout 2024. Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to provide information useful to the reader in understanding its operating performance and trends, and to facilitate comparisons with the performance of other financial institutions. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities.  The Company’s non-GAAP financial measures and key performance indicators may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends. Non-GAAP financial measures should be supplemental to GAAP used to prepare the Company’s operating results and should not be read in isolation or relied upon as a substitute for GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP are presented in the tables below.

Interest income was adjusted to recognize the income from tax exempt interest-earning assets as if the interest was taxable, fully-taxable equivalent ("FTE"), in order to calculate certain ratios within this document.  This treatment allows a uniform comparison among yields on interest-earning assets.  Interest income was FTE adjusted, using the corporate federal tax rate of 21% for 2024 and 2023.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

■	local, regional and national economic conditions and changes thereto;
■	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
■	the risks of changes and volatility of interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
■	securities markets and monetary fluctuations and volatility;
■	disruption of credit and equity markets;
■	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
■	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
■	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
■	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
■	the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance and their application with which the Company and its subsidiaries must comply;

■	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
■	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;
■	the effects of economic conditions of any pandemic, epidemic or other health-related crisis such as COVID-19 and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;
■	the effects of bank failures, banking system instability, deposit fluctuations, loan and securities value changes;
■	technological changes;
■	the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;
■	acquisitions and integration of acquired businesses;
■	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
■	acts of war or terrorism; and
■	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$83,353	$111,949
Investment securities	557,221	568,273
Restricted investments in bank stock	3,961	3,905
Loans and leases	1,800,856	1,686,555
Allowance for credit losses on loans	(19,666)	(18,806)
Premises and equipment, net	35,914	34,232
Life insurance cash surrender value	58,069	54,572
Goodwill and core deposit intangible	20,504	20,812
Other assets	44,404	41,667

Total assets	$2,584,616	$2,503,159

Liabilities
Non-interest-bearing deposits	$533,935	$536,143
Interest-bearing deposits	1,806,885	1,622,282
Total deposits	2,340,820	2,158,425
Short-term borrowings	-	117,000
Secured borrowings	6,266	7,372
Other liabilities	33,561	30,883
Total liabilities	2,380,647	2,313,680

Shareholders' equity	203,969	189,479

Total liabilities and shareholders' equity	$2,584,616	$2,503,159

Average Year-To-Date Balances:	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$55,773	$35,462
Investment securities	557,537	597,359
Restricted investments in bank stock	3,960	4,212
Loans and leases	1,741,349	1,635,286
Allowance for credit losses on loans	(19,391)	(18,680)
Premises and equipment, net	35,580	32,215
Life insurance cash surrender value	56,455	54,085
Goodwill and core deposit intangible	20,641	20,977
Other assets	41,755	44,180

Total assets	$2,493,659	$2,405,096

Liabilities
Non-interest-bearing deposits	$527,825	$558,962
Interest-bearing deposits	1,697,529	1,586,527
Total deposits	2,225,354	2,145,489
Short-term borrowings	32,446	49,860
Secured borrowings	6,830	7,489
Other liabilities	32,471	29,881
Total liabilities	2,297,101	2,232,719

Shareholders' equity	196,558	172,377

Total liabilities and shareholders' equity	$2,493,659	$2,405,096

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023
Interest income
Loans and leases	$24,584	$21,406	$93,269	$80,629
Securities and other	3,475	3,434	13,753	13,206

Total interest income	28,059	24,840	107,022	93,835

Interest expense
Deposits	(11,468)	(9,232)	(43,165)	(28,945)
Borrowings and debt	(217)	(707)	(1,992)	(2,843)

Total interest expense	(11,685)	(9,939)	(45,157)	(31,788)

Net interest income	16,374	14,901	61,865	62,047

Provision for credit losses on loans	(250)	(111)	(1,325)	(1,491)
Net benefit (provision) for credit losses on unfunded loan commitments	85	65	(140)	165
Non-interest income (loss)	4,847	(1,944)	19,013	11,405
Non-interest expense	(14,395)	(12,804)	(55,541)	(51,870)

Income before income taxes	6,661	107	23,872	20,256

(Provision) benefit for income taxes	(826)	361	(3,078)	(2,046)
Net income	$5,835	$468	$20,794	$18,210

	Three Months Ended
	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Interest income
Loans and leases	$24,584	$24,036	$22,516	$22,133	$21,406
Securities and other	3,475	3,263	3,523	3,492	3,434

Total interest income	28,059	27,299	26,039	25,625	24,840

Interest expense
Deposits	(11,468)	(11,297)	(10,459)	(9,941)	(9,232)
Borrowings and debt	(217)	(571)	(463)	(741)	(707)

Total interest expense	(11,685)	(11,868)	(10,922)	(10,682)	(9,939)

Net interest income	16,374	15,431	15,117	14,943	14,901

Provision for credit losses on loans	(250)	(675)	(275)	(125)	(111)
Net benefit (provision) for credit losses on unfunded loan commitments	85	(135)	(140)	50	65
Non-interest income (loss)	4,847	4,979	4,615	4,572	(1,944)
Non-interest expense	(14,395)	(13,840)	(13,616)	(13,689)	(12,804)

Income before income taxes	6,661	5,760	5,701	5,751	107

(Provision) benefit for income taxes	(826)	(793)	(766)	(694)	361
Net income	$5,835	$4,967	$4,935	$5,057	$468

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Assets
Cash and cash equivalents	$83,353	$120,169	$78,085	$72,733	$111,949
Investment securities	557,221	559,819	552,495	559,016	568,273
Restricted investments in bank stock	3,961	3,944	3,968	3,959	3,905
Loans and leases	1,800,856	1,795,548	1,728,509	1,697,299	1,686,555
Allowance for credit losses on loans	(19,666)	(19,630)	(18,975)	(18,886)	(18,806)
Premises and equipment, net	35,914	36,057	35,808	34,899	34,232
Life insurance cash surrender value	58,069	57,672	57,278	54,921	54,572
Goodwill and core deposit intangible	20,504	20,576	20,649	20,728	20,812
Other assets	44,404	41,778	42,828	44,227	41,667

Total assets	$2,584,616	$2,615,933	$2,500,645	$2,468,896	$2,503,159

Liabilities
Non-interest-bearing deposits	$533,935	$549,710	$527,572	$537,824	$536,143
Interest-bearing deposits	1,806,885	1,792,796	1,641,558	1,678,172	1,622,282
Total deposits	2,340,820	2,342,506	2,169,130	2,215,996	2,158,425
Short-term borrowings	-	25,000	98,120	25,000	117,000
Secured borrowings	6,266	6,323	7,237	7,299	7,372
Other liabilities	33,561	34,843	30,466	28,966	30,883
Total liabilities	2,380,647	2,408,672	2,304,953	2,277,261	2,313,680

Shareholders' equity	203,969	207,261	195,692	191,635	189,479

Total liabilities and shareholders' equity	$2,584,616	$2,615,933	$2,500,645	$2,468,896	$2,503,159

Average Quarterly Balances:	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Assets
Cash and cash equivalents	$67,882	$41,991	$58,351	$54,887	$42,176
Investment securities	560,453	554,578	551,445	563,674	558,423
Restricted investments in bank stock	3,957	3,965	3,983	3,934	3,854
Loans and leases	1,797,023	1,763,254	1,707,598	1,696,669	1,664,905
Allowance for credit losses on loans	(20,050)	(19,323)	(19,171)	(19,013)	(19,222)
Premises and equipment, net	36,065	36,219	35,433	34,591	33,629
Life insurance cash surrender value	57,919	57,525	55,552	54,796	54,449
Goodwill and core deposit intangible	20,529	20,602	20,677	20,759	20,844
Other assets	41,454	41,734	42,960	40,871	46,028

Total assets	$2,565,232	$2,500,545	$2,456,828	$2,451,168	$2,405,086

Liabilities
Non-interest-bearing deposits	$538,506	$522,827	$530,048	$519,856	$533,663
Interest-bearing deposits	1,769,265	1,702,187	1,670,211	1,647,615	1,616,826
Total deposits	2,307,771	2,225,014	2,200,259	2,167,471	2,150,489
Short-term borrowings	10,326	37,220	28,477	53,952	48,490
Secured borrowings	6,297	6,429	7,269	7,335	7,412
Other liabilities	34,695	31,999	30,734	32,434	30,745
Total liabilities	2,359,089	2,300,662	2,266,739	2,261,192	2,237,136

Shareholders' equity	206,143	199,883	190,089	189,976	167,950

Total liabilities and shareholders' equity	$2,565,232	$2,500,545	$2,456,828	$2,451,168	$2,405,086

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

	Three Months Ended
	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Selected returns and financial ratios
Basic earnings per share	$1.02	$0.87	$0.86	$0.88	$0.08
Diluted earnings per share	$1.01	$0.86	$0.86	$0.88	$0.08
Dividends per share	$0.40	$0.38	$0.38	$0.38	$0.38
Yield on interest-earning assets (FTE)*	4.68%	4.68%	4.58%	4.52%	4.36%
Cost of interest-bearing liabilities	2.60%	2.70%	2.58%	2.51%	2.36%
Cost of funds	2.00%	2.08%	1.96%	1.93%	1.79%
Net interest spread (FTE)*	2.08%	1.98%	2.00%	2.01%	2.00%
Net interest margin (FTE)*	2.78%	2.70%	2.71%	2.69%	2.66%
Return on average assets	0.90%	0.79%	0.81%	0.83%	0.08%
Pre-provision net revenue to average assets*	1.06%	1.05%	1.00%	0.96%	0.03%
Return on average equity	11.26%	9.89%	10.44%	10.71%	1.10%
Return on average tangible equity*	12.50%	11.02%	11.72%	12.02%	1.26%
Efficiency ratio (FTE)*	65.48%	65.33%	66.47%	67.56%	63.74%
Expense ratio	1.48%	1.41%	1.47%	1.50%	2.43%

	Years ended
	Dec. 31, 2024	Dec. 31, 2023
Basic earnings per share	$3.63	$3.21
Diluted earnings per share	$3.60	$3.19
Dividends per share	$1.54	$1.46
Yield on interest-earning assets (FTE)*	4.62%	4.18%
Cost of interest-bearing liabilities	2.60%	1.93%
Cost of funds	1.99%	1.44%
Net interest spread (FTE)*	2.02%	2.25%
Net interest margin (FTE)*	2.72%	2.81%
Return on average assets	0.83%	0.76%
Pre-provision net revenue to average assets*	1.02%	0.90%
Return on average equity	10.58%	10.56%
Return on average tangible equity*	11.82%	12.03%
Efficiency ratio (FTE)*	66.19%	62.67%
Expense ratio	1.47%	1.69%

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

Non-GAAP Measures	Three Months Ended		Twelve Months Ended
(dollars in thousands except per share data)	Dec. 31, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023
Net income	$5,835	$468	$20,794	$18,210
Loss (gain) on the sale of available-for-sale debt securities, net of income taxes	-	5,109	-	5,110
Adjusted net income*	$5,835	$5,577	$20,794	$23,320
Adjusted basic earnings per share*	$1.02	$0.98	$3.63	$4.11
Adjusted diluted earnings per share*	$1.01	$0.97	$3.60	$4.08
Adjusted return on average assets*	0.90%	0.92%	0.83%	0.97%
Adjusted return on average tangible equity*	12.51%	15.04%	11.82%	15.40%

Other financial data	At period end:
(dollars in thousands except per share data)	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Assets under management	$921,994	$942,190	$906,861	$900,964	$876,287
Book value per share	$35.56	$36.13	$34.12	$33.41	$33.22
Tangible book value per share*	$31.98	$32.55	$30.52	$29.80	$29.57
Equity to assets	7.89%	7.92%	7.83%	7.76%	7.57%
Tangible common equity ratio*	7.16%	7.19%	7.06%	6.98%	6.79%
Allowance for credit losses on loans to:
Total loans	1.09%	1.09%	1.10%	1.11%	1.12%
Non-accrual loans	2.68x	2.77x	2.75x	5.31x	5.68x
Non-accrual loans to total loans	0.41%	0.39%	0.40%	0.21%	0.20%
Non-performing assets to total assets	0.30%	0.29%	0.28%	0.15%	0.13%
Net charge-offs to average total loans	0.03%	0.02%	0.03%	0.01%	0.04%

Capital Adequacy Ratios
Total risk-based capital ratio	14.78%	14.56%	14.69%	14.68%	14.67%
Common equity tier 1 risk-based capital ratio	13.60%	13.38%	13.52%	13.47%	13.42%
Tier 1 risk-based capital ratio	13.60%	13.38%	13.52%	13.47%	13.42%
Leverage ratio	9.22%	9.30%	9.30%	9.15%	9.15%

* Non-GAAP Financial Measures - see reconciliations below

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Three Months Ended
(dollars in thousands)	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
FTE net interest income (non-GAAP)
Interest income (GAAP)	$28,059	$27,299	$26,039	$25,625	$24,840
Adjustment to FTE	764	775	751	747	664
Interest income adjusted to FTE (non-GAAP)	28,823	28,074	26,790	26,372	25,504
Interest expense (GAAP)	11,685	11,868	10,922	10,682	9,939
Net interest income adjusted to FTE (non-GAAP)	$17,138	16,206	$15,868	15,690	15,565

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$14,395	$13,840	$13,616	$13,689	$12,804

Net interest income (GAAP)	16,374	15,431	15,117	14,943	14,901
Plus: taxable equivalent adjustment	764	775	751	747	664
Non-interest income (GAAP)	4,847	4,979	4,615	4,572	(1,944)
Less: (Loss) gain on sales of securities	-	-	-	-	(6,467)
Net interest income (FTE) plus adjusted non-interest income (non-GAAP)	$21,985	$21,185	$20,483	$20,262	$20,088
Efficiency ratio (non-GAAP) (1)	65.47%	65.33%	66.48%	67.56%	63.74%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest (loss) income.

Tangible Book Value per Share/Tangible Common Equity Ratio (non-GAAP)
Total assets (GAAP)	$2,584,616	$2,615,933	$2,500,645	$2,468,896	$2,503,159
Less: Intangible assets, primarily goodwill	(20,504)	(20,576)	(20,649)	(20,728)	(20,812)
Tangible assets	2,564,112	2,595,357	2,479,996	2,448,168	2,482,347
Total shareholders' equity (GAAP)	203,969	207,261	195,692	191,635	189,479
Less: Intangible assets, primarily goodwill	(20,504)	(20,576)	(20,649)	(20,728)	(20,812)
Tangible common equity	183,465	186,685	175,043	170,907	168,667

Common shares outstanding, end of period	5,736,252	5,736,025	5,735,728	5,735,732	5,703,636
Tangible Common Book Value per Share	$31.98	$32.55	$30.52	$29.80	$29.57
Tangible Common Equity Ratio	7.16%	7.19%	7.06%	6.98%	6.79%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$6,661	$5,760	$5,701	$5,751	$107
Plus: Provision for credit losses	165	810	415	75	47
Total pre-provision net revenue (non-GAAP)	6,826	6,570	6,116	5,826	154
Total (annualized) (non-GAAP)	$27,157	$26,423	$24,600	$23,432	$609

Average assets	$2,565,232	$2,500,545	$2,456,828	$2,451,168	$2,405,086
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.06%	1.05%	1.00%	0.96%	0.03%

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Years ended
(dollars in thousands)	Dec. 31, 2024	Dec. 31, 2023
FTE net interest income (non-GAAP)
Interest income (GAAP)	$107,022	$93,835
Adjustment to FTE	3,036	2,850
Interest income adjusted to FTE (non-GAAP)	110,058	96,685
Interest expense (GAAP)	45,157	31,788
Net interest income adjusted to FTE (non-GAAP)	$64,901	64,897

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$55,541	$51,870

Net interest income (GAAP)	61,865	62,047
Plus: taxable equivalent adjustment	3,036	2,850
Non-interest income (GAAP)	19,013	11,405
Less: (Loss) gain on sales of securities	-	(6,468)
Net interest income (FTE) plus non-interest income (non-GAAP)	$83,914	$82,770
Efficiency ratio (non-GAAP) (1)	66.19%	62.67%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest (loss) income.

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$23,873	$20,256
Plus: Provision for credit losses	1,465	1,327
Total pre-provision net revenue (non-GAAP)	$25,338	$21,583

Average assets	$2,493,659	$2,405,096
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.02%	0.90%